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EXHIBIT 25

DIRECTORS' POWER OF ATTORNEY

    KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned Directors of Protective Life Insurance Company, a Tennessee corporation, ("Company") by his execution hereof or upon an identical counterpart hereof, does hereby constitute and appoint John D. Johns, Steve Callaway or Jerry W. DeFoor, and each or any of them, his true and lawful attorney-in-fact and agent, for him and in his name, place and stead, to execute and sign all post-effective amendments to the Registration Statement on Form S-1 to be filed by the Company with respect to the Prosaver Platinum modified guaranteed annuity products with the Securities and Exchange Commission, pursuant to the provisions of the Securities Act of 1933 and, further to execute and sign any and all pre-effective and post-effective amendments to such Registration Statement, and to file same, with all exhibits and schedules thereto and all other documents in connection therewith, with the Securities and Exchange Commission and with such state securities authorities as may be appropriate, granting unto said attorney-in-fact and agent, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes of the undersigned might or could do in person, hereby ratifying and confirming all the acts of said attorney-in-fact and agent or any of them which they may lawfully do in the premises or cause to be done by virtue hereof.

    IN WITNESS WHEREOF, each of the undersigned has hereunto set his hand and seal this 26th day of February, 2001.

WITNESS TO ALL SIGNATURES:

/s/ DEBORAH J. LONG Deborah J. Long
/s/ DRAYTON NABERS, JR. Drayton Nabers, Jr.	/s/ T. DAVIS KEYES T. Davis Keyes
/s/ JOHN D. JOHNS John D. Johns	/s/ RICHARD J. BIELEN Richard J. Bielen
/s/ R. STEPHEN BRIGGS R. Stephen Briggs	/s/ CAROLYN KING Carolyn King
/s/ DEBORAH J. LONG Deborah J. Long	/s/ JIM E. MASSENGALE Jim E. Massengale
/s/ STEVEN A. SCHULTZ Steven A. Schultz	/s/ A.S. WILLIAMS III A.S. Williams III
/s/ WAYNE E. STUENKEL Wayne E. Stuenkel	WITNESS TO DEBORAH J. LONG's SIGNATURE
/s/ CHRIS T. CALOS Chris T. Calos	/s/ HARRIETTE HYCHE Harriette Hyche

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DIRECTORS' POWER OF ATTORNEY